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                                                                     EXHIBIT 5.1

                            June
                            17th
                            1 9 9 7





                                    619,481-3
                                    NB1-312357.V1



New Century Financial Corporation
4910 Birch Street, Suite 100
Newport Beach, California  92660

          Re:  New Century Financial Corporation
               Form S-1 Registration Statement
               ---------------------------------

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 4,025,000 shares of Common Stock, $0.01 par value (the "Shares"), of New Century Financial Corporation, a Delaware corporation (the "Corporation"). We are familiar with the proceedings taken and proposed to be taken by you in connection with the authorization and proposed issuance and sale of the Shares.

          It is our opinion that, subject to said proceedings being duly taken and completed by you as now contemplated prior to the issuance of the Shares, which proceedings include the approval of the initial public offering price by the Board of Directors or a committee thereof, payment for the Shares by the underwriters and the execution and delivery by the Company of certificates representing the Shares, the Shares will, upon issuance and sale thereof in the manner referred to in the Registration Statement, be legally and validly issued, fully paid and nonassessable shares of Common Stock of the Corporation.

          The law covered by this opinion is limited to the present General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.
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Page 2 - New Century Financial Corporation - June 17, 1997


          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the heading "Legal Matters."

                              Respectfully submitted,

                              /s/ O'Melveny & Myers LLP